Exhibit 8(b)(xi)(a)
AMENDMENT NO. 5
 To the
PARTICIPATION AGREEMENT
Among
PUTNAM VARIABLE TRUST
PUTNAM RETAILMANAGEMENT LIMITED PARTNERSHIP
And
LINCOLN LIFE AND ANNUITY COMPANY OF NEW YORK

THIS AMENDMENT is made and executed as of the 1st day of May, 2014 among Lincoln Life & Annuity Company of New York (the “Company”), Putnam Variable Trust (the “Trust”) and Putnam Retail Management Limited Partnership (the “Underwriter).

WHEREAS, the Company, the Trust and the Underwriter, (f/k/a Putnam Retail Management, L.P.) have executed a Participation Agreement dated as of April 30, 2001, as amended (the “Fund Participation Agreement”);

Wherefore, each of the parties hereto wish to amend the Fund Participation Agreement as follows:

1.	Schedule A of the Fund Participation Agreement shall be deleted in its entirety and replaced with the attached Schedule A.

2.	All other terms of the Fund Participation Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the first above-written date.

PUTNAM RETAIL MANAGEMENTPUTNAM VARIABLE TRUST
LIMITED PARTNERSHIP

By /s/ Mark Coneeny            By /s/ Mike Higgins

Its Managing Director          ts Senior Vice President
Duly Authorized        Duly Authorized

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By /s/ Daniel R. Hayes
Daniel R. Hayes
Its Vice President
Duly Authorized
Schedule A
Lincoln Life & Annuity Company of New York Separate Accounts

Separate Account Name	Date Established	Funds Used	Contract Name

Lincoln Life & Annuity Variable Annuity Account L	July 24, 1996	Growth and Income – Class IB Global Health Care – Class IB	Lincoln Life Group Variable Annuity
Lincoln New York Account N for Variable Annuities	March 11, 1999	Growth and Income – Class IB Global Health Care – Class IB Absolute Return 500 Fund – Class IA Absolute Return 500 Fund – Class IB
Lincoln ChoicePlus
Lincoln ChoicePlus II
Lincoln ChoicePlus II Access
Lincoln ChoicePlus II Advance
Lincoln ChoicePlus II Bonus
ChoicePlus Assurance (B Share)
ChoicePlus Assurance (C Share)
ChoicePlus Assurance (L Share)
ChoicePlus Assurance (Bonus)
Lincoln Investor AdvantageSM
Lincoln Investor AdvantageSM Fee Based
Lincoln Investor AdvantageSMRIA

Lincoln Life & Annuity Flexible Premium Variable Life Account M	November 24, 1997	Growth and Income – Class IB Global Health Care – Class IB	Lincoln Variable Universal Life CV , CV-II and CV-III Lincoln Variable Universal Life DB and DB-II
LLANY Separate Account R for Flexible Premium Variable Life	January 29, 1998	Growth and Income – Class IB Global Health Care – Class IB	Lincoln Survivor Variable Universal Life Lincoln Survivor Variable Universal Life II Lincoln Survivor Variable Universal Life III
LLANY Separate Account S for Flexible Premium Variable Life	March 2, 1999	Growth and Income – Class IB Global Health Care – Class IB	Lincoln Corporate-owned Variable Universal Life Series III

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